UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 24, 2019

MONAKER GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On October 24, 2019, the Board of Directors (the “Board”) of Monaker Group, Inc. (the “Company”, “we” and “us”), pursuant to the power provided to the Board of Directors by the Bylaws of the Company, as amended, increased the number of members of the Board of Directors of the Company from seven (7) to eight (8), and immediately thereafter, on October 24, 2019, the Board and the Nominating and Corporate Governance Committee of the Board appointed Alexandra C. Zubko as a member of the Board to fill such newly created vacancy.

The Board of Directors determined that Ms. Zubko was an independent director within the meaning of Rule 5605(a)(2) of the rules of the Nasdaq Stock Market.

Also on October 24, 2019, the Board appointed Ms. Zubko as a member of the Audit Committee of the Board, replacing Doug Checkeris on such committee.

There are no family relationships between any director or executive officer of the Company, including, but not limited to Ms. Zubko.

Ms. Zubko is not party of any material plan, contract or arrangement (whether or not written) with the Company.

Ms. Zubko is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Biographical information for Ms. Zubko is provided below:

Ms. Alexandra C. Zubko, Age 41

Ms. Zubko served as the co-founder and as a board member of Triptease, a $100 million enterprise value company in the Travel industry which provides SaaS-based digital tools designed to create a seamless booking journey for hotel guests, from April 2014 to September 2019 (also serving as General Sales Manager Americas (May 2015 to May 2017); General Manager/Head of Strategic Accounts Customer Success (March 2017 to April 2018); and Chief Customer Officer (April 2018 to September 2019)). Ms. Zubko served as the Vice President/Head of Global Strategy (from April 2012 to July 2013) and Head of EMSA Strategy (July 2008 to April 2012) of InterContinental Hotels Group (IHG), a British multinational hospitality company. Prior to joining IHG, Ms. Zubko held positions with NBC Universal/General Electric in business development and with Goldman Sachs as a financial analyst. She also founded TripTips, an online social networking platform for sharing travel recommendations. Ms. Zubko received a Bachelor’s of Arts Degree in economics from Columbia College in New York, New York and an MBA from the Stanford Graduate School of Business in Palo Alto, California. Ms. Zubko received Six Sigma certification from GE’s Crotonville Leadership Institute and was also the recipient of the 2012 International Hotel Investment Forum (IHIF) Young Leader Award, one of the top awards in the travel industry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1**	Press Release Dated October 30, 2019

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: October 30, 2019	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1**	Press Release Dated October 30, 2019

** Furnished herewith.